Exhibit 4.1

EVERSOURCE ENERGY

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

AS TRUSTEE

FIFTEENTH SUPPLEMENTAL INDENTURE

Dated as of August 1, 2021

Supplemental to the Indenture dated as of April 1, 2002

Senior Notes, Series T, Due 2023

Senior Notes, Series U, Due 2026

FIFTEENTH SUPPLEMENTAL INDENTURE, dated as of August 1, 2021 (this “Fifteenth Supplemental Indenture”), between EVERSOURCE ENERGY, a voluntary association duly organized and existing under the laws of the Commonwealth of Massachusetts (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor trustee to The Bank of New York), a national banking association, as Trustee under the Original Indenture referred to below (the “Trustee”).

RECITALS OF THE COMPANY

The Company has heretofore executed and delivered to the Trustee an indenture dated as of April 1, 2002 (the “Original Indenture”), as supplemented and amended, to provide for the issuance from time to time of its notes, debentures or other evidences of indebtedness (the “Securities”), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture.

Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, (a) the purpose of establishing the form and terms of the Securities of any series as permitted by Sections 201 and 301 of the Original Indenture, (b) changing any of the provisions of the Original Indenture as they apply to any series of Securities created by such supplemental indenture and (c) amending the Original Indenture in a manner not materially adverse to Holders.

The Company has previously executed and delivered to the Trustee fourteen supplemental indentures which are part of the Indenture for the purposes recited therein and for the purpose of issuing Securities under the Indenture, the currently outstanding series of which are set forth in the following table:

Supplemental Indenture	Date	Series	Amount	Currently Outstanding
Fifth	May 1, 2013	Senior Notes, Series F, Due 2023	$450,000,000	$450,000,000
Sixth	January 1, 2015	Senior Notes, Series H, Due 2025	$300,000,000	$300,000,000
Seventh	March 1, 2016	Senior Notes, Series J, Due 2026	$250,000,000	$250,000,000
Eighth	March 1, 2017	Senior Notes, Series K, Due 2022	$300,000,000	$300,000,000
Ninth	October 1, 2017	Senior Notes, Series K, Due 2022	$450,000,000	$450,000,000
Ninth	October 1, 2017	Senior Notes, Series L, Due 2024	$450,000,000	$450,000,000
Tenth	January 1, 2018	Senior Notes, Series M, Due 2028	$450,000,000	$450,000,000
Eleventh	December 1, 2018	Senior Notes, Series N, Due 2023	$400,000,000	$400,000,000
Eleventh	December 1, 2018	Senior Notes, Series O, Due 2029	$500,000,000	$500,000,000
Twelfth	January 1, 2020	Senior Notes, Series P, Due 2050	$350,000,000	$350,000,000
Thirteenth	August 1, 2020	Senior Notes, Series P, Due 2050	$300,000,000	$300,000,000
Thirteenth	August 1, 2020	Senior Notes, Series Q, Due 2025	$300,000,000	$300,000,000
Thirteenth	August 1, 2020	Senior Notes, Series R, Due 2030	$600,000,000	$600,000,000
Fourteenth	March 1, 2021	Senior Notes, Series S, Due 2031	$350,000,000	$350,000,000
		Total Outstanding Principal Amount:		$5,450,000,000

The Company desires to create two new series of Securities, in an initial aggregate principal amount of $650,000,000, the first series of which is to be designated the “Senior Notes, Series T, Due 2023” in the aggregate principal amount of $350,000,000 (the “Floating Rate Notes”) and the second series of which is to be designated as the “Senior Notes, Series U, Due 2026” in the aggregate principal amount of $300,000,000 (the “Fixed Rate Notes”) and all action on the part of the Company necessary to authorize the issuance of the Floating Rate Notes and the Fixed Rate Notes under the Original Indenture and this Fifteenth Supplemental Indenture has been duly taken.

All acts and things necessary to make the Floating Rate Notes and the Fixed Rate Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Fifteenth Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

NOW, THEREFORE, THIS FIFTEENTH SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and of the acceptance and purchase of the Floating Rate Notes and the Fixed Rate Notes by the Holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders of the Floating Rate Notes and the Fixed Rate Notes, as follows:

ARTICLE 1
Definitions

The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and (i) the form of the Floating Rate Notes attached hereto as Exhibit A and (ii) the form of the Fixed Rate Notes attached hereto as Exhibit B.

ARTICLE 2
Terms and Issuance of the Senior Notes, Series T, Due 2023

Section 201.                      Issue of Floating Rate Notes.

A series of Securities which shall be designated the “Senior Notes, Series T, Due 2023” (the “Floating Rate Notes”) shall be executed, authenticated and delivered from time to time in accordance with the provisions of, and shall in all respects be subject to, the terms and conditions and covenants of, the Original Indenture and this Fifteenth Supplemental Indenture (including the form of Floating Rate Note attached hereto as Exhibit A). The aggregate principal amount of the Floating Rate Notes that will initially be authenticated and delivered under this Fifteenth Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $350,000,000. Additional Floating Rate Notes, without limitation as to amount, having substantially the same terms as the Floating Rate Notes (except a different issue date, issue price and bearing interest from the last Interest Payment Date to which interest has been paid or duly provided for on the Outstanding Floating Rate Notes, and, if no interest has been paid, from August 13, 2021) may also be issued by the Company pursuant to this Fifteenth Supplemental Indenture without the consent of the existing Holders of the Floating Rate Notes, provided that an Event of Default has not occurred and is continuing with respect to the Floating Rate Notes. Such additional Floating Rate Notes shall be consolidated and form a part of the same series as the outstanding Floating Rate Notes.

The Calculation Agent (as hereinafter defined) has been appointed by the Company pursuant to that certain Calculation Agency Agreement, dated the date hereof, between The Bank of New York Mellon Trust Company, N.A. and the Company.

Section 202.                      Form of Floating Rate Notes; Incorporation of Terms.

The Floating Rate Notes shall be in substantially the form set forth in Exhibit A attached hereto. The terms of the Floating Rate Notes contained in such form are hereby incorporated herein by reference and are made a part of this Fifteenth Supplemental Indenture.

Section 203.                      Global Security; Depositary for Global Securities.

The Floating Rate Notes shall be issued initially in the form of a Global Security. The Depositary for any Global Securities of the series of which the Floating Rate Notes are a part shall be The Depository Trust Company, New York, New York.

Section 204.                      Limitation on Liens.

The provisions of Section 1007 of the Original Indenture shall be applicable to the Floating Rate Notes.

Section 205.                      Sale and Leaseback Transactions.

The provisions of Section 1012 of the Original Indenture shall be applicable to the Floating Rate Notes.

Section 206.                      Place of Payment.

The Place of Payment in respect of the Floating Rate Notes shall be at the Corporate Trust Office, which, at the date hereof, is located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attention: Corporate Trust Administration.

ARTICLE 3
Terms and Issuance of the Senior Notes, Series U, Due 2026

Section 301.                      Issue of Fixed Rate Notes.

A series of Securities which shall be designated the “Senior Notes, Series U, Due 2026” (the “Fixed Rate Notes”) shall be executed, authenticated and delivered from time to time in accordance with the provisions of, and shall in all respects be subject to, the terms and conditions and covenants of, the Original Indenture and this Fifteenth Supplemental Indenture (including the form of Fixed Rate Note attached hereto as Exhibit A). The aggregate principal amount of the Fixed Rate Notes that will initially be authenticated and delivered under this Fifteenth Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $300,000,000. Additional Fixed Rate Notes, without limitation as to amount, having substantially the same terms as the Fixed Rate Notes (except a different issue date, issue price and bearing interest from the last Interest Payment Date to which interest has been paid or duly provided for on the Outstanding Fixed Rate Notes, and, if no interest has been paid, from August 13, 2021) may also be issued by the Company pursuant to this Fifteenth Supplemental Indenture without the consent of the existing Holders of the Fixed Rate Notes, provided that an Event of Default has not occurred and is continuing with respect to the Fixed Rate Notes. Such additional Fixed Rate Notes shall be consolidated and form a part of the same series as the outstanding Fixed Rate Notes.

Section 302.                      Form of Fixed Rate Notes; Incorporation of Terms.

The Fixed Rate Notes shall be in substantially the form set forth in Exhibit A attached hereto. The terms of the Fixed Rate Notes contained in such form are hereby incorporated herein by reference and are made a part of this Fifteenth Supplemental Indenture.

Section 303.                      Global Security; Depositary for Global Securities.

The Fixed Rate Notes shall be issued initially in the form of a Global Security. The Depositary for any Global Securities of the series of which the Fixed Rate Notes are a part shall be The Depository Trust Company, New York, New York.

Section 304.                      Limitation on Liens.

The provisions of Section 1007 of the Original Indenture shall be applicable to the Fixed Rate Notes.

Section 305.                      Sale and Leaseback Transactions.

The provisions of Section 1012 of the Original Indenture shall be applicable to the Fixed Rate Notes.

Section 306.                      Place of Payment.

The Place of Payment in respect of the Fixed Rate Notes shall be at the Corporate Trust Office, which, at the date hereof, is located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attention: Corporate Trust Administration.

ARTICLE 4

Section 401.                      Redemption of Floating Rate Notes

The Floating Rate Notes shall not be subject to redemption prior to maturity or subject to any sinking fund.

Section 402.                      Redemption of Fixed Rate Notes

The Fixed Rate Notes may be redeemed at any time or from time to time prior to July 15, 2026 (one month prior to the maturity date of the Fixed Rate Notes), at the option of the Company, at a redemption price determined by the Quotation Agent (defined below) equal to the greater of:

•	100% of the principal amount of the Fixed Rate Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date or

•	the sum, as determined by the Quotation Agent (defined below), of the present values of the principal amount of the Fixed Rate Notes to be redeemed, together with remaining scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the Fixed Rate Par Call Date (defined below) of the Fixed Rate Notes discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate (defined below), plus accrued and unpaid interest on the principal amount of the Fixed Rate Notes being redeemed to, but excluding the redemption date.

The Fixed Rate Notes may be redeemed on or after July 15, 2026 (one month prior to the maturity date of the Fixed Rate Notes) at a redemption price as determined by the Quotation Agent equal to 100% of the principal amount of the Fixed Rate Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Section 403.                      Definitions Applicable to Redemption Provisions.

As used in this Article Four:

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (defined below) (if no maturity is within three months before or after the Fixed Rate Par Call Date, then yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi- annual equivalent yield to maturity of the Comparable Treasury Issue assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, plus 10 basis points.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Fixed Rate Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Fixed Rate Notes.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the definition of Adjusted Treasury Rate is applicable, the average of four, or such lesser number as is obtained by the Quotation Agent, Reference Treasury Dealer Quotations for such redemption date.

“Fixed Rate Par Call Date” means July 15, 2026 (the date that is one month prior to the maturity date of the Fixed Rate Notes).

“Quotation Agent” means one Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealer” means (i) each of Barclays Capital Inc. and BofA Securities, Inc. (or their respective affiliates that are Primary Treasury Dealers, as defined herein) and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by a Reference Treasury Dealer, of the bid and asking prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

If less than all of the Fixed Rate Notes are to be redeemed, the Fixed Rate Notes to be redeemed shall be selected in accordance with Depository Trust Company, or DTC, procedures in portions (equal to $1,000 or any multiple thereof) of the principal amount of the Fixed Rate Notes larger than $2,000. Notice of redemption will be sent to each holder of Fixed Rate Notes to be redeemed in accordance with applicable DTC procedures. If any Fixed Rate Note is to be redeemed in part only, the notice of redemption that relates to that Fixed Rate Note will state the portion of the principal amount of that Fixed Rate Note to be redeemed. In that case, the Company will issue a new Fixe Rate Note of any authorized denomination, as requested, in an aggregate principal amount equal to the unredeemed portion of such Fixed Rate Note, in the name of the holder upon cancellation of the original Fixe Rate Note.

The Company will deliver notice of any redemption to holders of the Fixed Rate Notes, not more than sixty (60) nor less than thirty (30) days before the redemption date.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Fixed Rate Notes called for redemption.

The Fixed Rate Notes are not subject to any sinking fund.

ARTICLE 5
Provisions of the Original Indenture Solely Applicable to the Floating Rate Notes and Fixed Rate Notes

Section 501.                      Section 101 of the Original Indenture.

Solely with respect to the Floating Rate Notes and Fixed Rate Notes, the following definition shall be added after the definition of “Discharged” in Section 101:

““Electronic Means” means the following communications methods: e- mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.”

Section 502.                      Section 105 of the Original Indenture.

Solely with respect to the Floating Rate Notes and Fixed Rate Notes, the following paragraph shall be added at the end of Section 105:

“The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.”

Section 503.                      Section 310 of the Original Indenture.

Section 310 of the Original Indenture shall not apply to the Floating Rate Notes. Section 310 of the Original Indenture is hereby amended in its entirety with respect to the Floating Rate Notes to state:

“Section 310 Computation of Interest.”

(a)       Definitions. The following defined terms used in this Section 310 shall, unless the context otherwise requires, have the meanings specified below for purposes of the Floating Rate Notes.

“Benchmark” means, initially, Compounded SOFR, as such term is defined herein; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3) the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated Floating Rate Notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated Floating Rate Notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin and the Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Floating Rate Notes.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “interest period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of the Floating Rate Notes, in each case that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary or practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value two U.S. Government Securities Business Days before the date of original issuance;

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Floating Rate Interest Payment Date (or, in the final interest period, relating to the maturity date); and

“dc” is the number of calendar days in the relevant Observation Period.

“Calculation Agent” means a banking institution or trust company appointed by the Company to act as calculation agent, initially The Bank of New York Mellon Trust Company, N.A.

“Designee” means an independent financial advisor or such other designee of the Company. For the avoidance of doubt, in no event shall the Calculation Agent, the Trustee or the Paying Agent be the Designee.

“Floating Rate Interest Payment Date” means February 15, May 15, August 15 and November 15 of each year, commencing on November 15. 2021.

“Interest Payment Determination Date” means the date that is two U.S. Government Securities Business Days before each Floating Rate Interest Payment Date.

“interest period” means (i) the period commencing on any Floating Rate Interest Payment Date (or, with respect to the initial interest period only, commencing on the date of original issuance) to, but excluding, the next succeeding Floating Rate Interest Payment Date or, (ii) in the case of the last such period, the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date to, but excluding, the maturity date

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Margin” has the meaning set forth in Section 310(b) hereof.

“Observation Period” means, in respect of each interest period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date that is two U.S. Government Securities Business Days preceding the Floating Rate Interest Payment Date for such interest period (or in the final interest period, preceding the maturity date).

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)               the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)               if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” provisions described below.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(b)               Payment of Interest.

The Floating Rate Notes will bear interest from the date of original issuance of the Floating Rate Notes at a floating rate determined in the manner described in this Section 310(b), payable quarterly in arrears on each Floating Rate Interest Payment Date, beginning on November 15, 2021. The Floating Rate Notes will bear interest at an annual rate equal to Compounded SOFR, determined as described in this Section 310(b), plus 25 basis points (the “Margin”).

The record date for interest payable on any Floating Rate Interest Payment Date shall be the close of business on (i) the business day immediately preceding such Floating Rate Interest Payment Date so long as all of the Floating Rate Notes remain in book-entry only form or (ii) the fifteenth calendar day immediately preceding such Floating Rate Interest Payment Date if any of the Floating Rate Notes do not remain in book-entry only form. Interest on the Floating Rate Notes will accrue from and including August 13, 2021 to, but excluding, the first Floating Rate Interest Payment Date. Starting on the first Floating Rate Interest Payment Date, interest on the Floating Rate Notes will accrue from and including the last Floating Rate Interest Payment Date to which the Company has paid, or duly provided for the payment of, interest on the Floating Rate Notes to, but excluding, the next succeeding Floating Rate Interest Payment Date. No interest will accrue on the Floating Rate Notes for the day that the Floating Rate Notes mature. The amount of interest payable for any interest period will be computed on the basis of a 360-day year and the actual number of days in the interest period.

If any Floating Rate Interest Payment Date falls on a day that is not a business day, the Company will make the interest payment on the next succeeding business day unless that business day is in the next succeeding calendar month, in which case (other than in the case of the maturity date) the Company will make the interest payment on the immediately preceding business day. If an interest payment is made on the next succeeding business day, no interest will accrue as a result of the delay in payment. If the maturity date of the Floating Rate Notes falls on a day that is not a business day, the payment due on such date will be postponed to the next succeeding business day, and no further interest will accrue in respect of such postponement.

On each Interest Payment Determination Date relating to the applicable Floating Rate Interest Payment Date, the Calculation Agent will calculate the amount of accrued interest payable on the Floating Rate Notes by multiplying (i) the outstanding principal amount of the Floating Rate Notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360. In no event will the interest rate on the Floating Rate Notes be less than zero.

Notwithstanding anything to the contrary in any transaction documents relating to the Floating Rate Notes, if the Company (or its Designee) determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement and the Margin.

Absent wilful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each interest period by the Calculation Agent, or in certain circumstances, by the Company (or its Designee) will be final and binding on the Company, the Trustee, and the Holders of the Floating Rate Notes.

None of the Trustee, paying agent, registrar or Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations made by the Company (or its Designee) and will have no liability for such actions taken at the direction of the Company (or its Designee).

None of the Trustee, Paying Agent, Security Registrar or Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties described in the Indenture as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information contemplated by the Indenture and reasonably required for the performance of such duties.

(c)               SOFR Index Unavailable Provisions. If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website, initially located at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this Section 310(c), references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

(d)               Effect of Benchmark Transition Event.

(i)	Benchmark Replacement. If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates.

(ii)	Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii)	Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to the benchmark replacement provision described in this subsection “Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in any transaction documents relating to the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.”

Section 504.                      Section 401 of the Original Indenture.

Section 401 of the Original Indenture shall not apply to the Floating Rate Notes or the Fixed Rate Notes. Section 401 of the Original Indenture is hereby amended in its entirety with respect to the Floating Rate Notes and Fixed Rate Notes to state:

“SECTION 401.                    Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)	either (A) all Securities theretofore authenticated and delivered (other than (x) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 hereof and (y) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003 hereof) have been delivered to the Trustee for cancellation; or (B) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be irrevocably deposited (in each case except as provided in Section 402(c) hereof and the last paragraph of Section 1003 hereof) with the Paying Agent or with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge, or has otherwise paid, the entire Indebtedness on such Securities for principal and interest, if any;

(2)	the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that if the Trustee or any Paying Agent is required to return any money deposited with it as described in this Section 401 to the Company or its representative under any applicable Federal or state bankruptcy, insolvency or similar law, this Indenture shall retroactively be deemed not to have been satisfied and discharged and automatically shall be reinstated and shall remain in full force and effect without any further action, but the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 hereof, the obligations of the Trustee to any Authenticating Agent under Section 614 hereof and, if money shall have been deposited with the Paying Agent or the Trustee pursuant to subclause (B) of clause (1) of this Section 401, the obligations of the Company and the Trustee under Sections 401, 402, 1002 and 1003 hereof shall survive.”

SECTION 4.02.                     Section 403 of the Original Indenture.

Section 403 of the Original Indenture shall not apply to the Floating Rate Notes or the Fixed Rate Notes. Section 403 of the Original Indenture is hereby amended in its entirety with respect to the Floating Rate Notes and Fixed Rate Notes to state:

“SECTION 403.                    Satisfaction, Discharge and Defeasance of the Notes.

The Company shall be deemed to have paid and Discharged the entire Indebtedness on all the Outstanding Notes upon the deposit referred to in subparagraph (1) hereof, and the provisions of this Indenture, as they relate to such Outstanding Notes, shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request execute proper instruments acknowledging the same), except as to:

(a)	the rights of Holders of the Notes to receive, from the trust funds described in subparagraph (1) hereof, payment of the principal of (and premium, if any) or interest, if any, on the Outstanding Notes on the Stated Maturity; or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (4) hereof;

(b)	the Company's obligations with respect to such Notes under Sections 305, 306, 1002 and 1003 hereof and, if the Company shall have irrevocably designated a Redemption Date pursuant to subparagraph (5) hereof, Sections 1101, 1104 and 1106 hereof as they apply to such Redemption Date;

(c)	the Company's obligations with respect to the Trustee under Section 607 hereof; and

(d)	the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 402 hereof and, if the Company shall have irrevocably designated a Redemption Date pursuant to subparagraph (5) hereof, Article 11 and the duty of the Trustee to authenticate Notes on registration of transfer or exchange;

provided that, the following conditions shall have been satisfied:

(1)	the Company has irrevocably deposited or caused to be irrevocably deposited (in each case except as provided in Section 402(c) hereof and the last paragraph of Section 1003 hereof) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, an amount of (i) money, or (ii) U.S. Government Obligations or a combination of money and U.S. Government Obligations, in each case sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which the Trustee shall be instructed to apply to pay and discharge, the principal of and interest, if any, on the Notes on the Stated Maturity or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (4) hereof; provided, however, that (A) all money and U.S. Government Obligations deposited pursuant to this Section 403 shall be denominated in U.S. Dollars; and (B) U.S. Government Obligations shall be valued at the amount of money that they will provide through the payment of principal and interest in respect thereof in accordance with their terms no later than one day prior to the Stated Maturity or such Redemption Date, and shall not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof prior to the Stated Maturity or such Redemption Date;

(2)	no Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the Notes shall have occurred and be continuing on the date of such deposit;

(3)	the Company has delivered to the Trustee an unqualified opinion, in form and substance reasonably acceptable to the Trustee, of independent counsel of national standing selected by the Company and satisfactory to the Trustee to the effect that (i) Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, defeasance and discharge, which opinion shall be based on a change in law or a ruling by the U.S. Internal Revenue Service after the date hereof and (ii) the defeasance trust is not, or is registered as, an investment company under the Investment Company Act of 1940;

(4)	if the Company has deposited or caused to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the Outstanding Securities of a series to and including a Redemption Date on which all of the Outstanding Securities of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption in the name and at the expense of the Company not less than 30 nor more than 60 days prior to such Redemption Date in accordance with Section 1104 hereof;

(5)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Securities have been complied with.

The condition set forth in clause (i) of subparagraph (3) hereof shall not apply if the Company shall have complied with the remaining conditions of subparagraphs 1-5 hereof as of a date which is no more than 60 days prior to the maturity date.

Anything herein to the contrary notwithstanding, (a) if the Trustee or any Paying Agent is required to return any money or U.S. Government Obligations deposited with it pursuant to this Section 403 to the Company or its representative under any Federal or state bankruptcy, insolvency or similar law, such Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s Indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Security shall be deemed to remain Outstanding and the provisions of the Indenture relating to such Security shall be reinstated and shall remain in full force and effect and (b) any satisfaction and discharge of the Company’s Indebtedness in respect of any Security shall be subject to the provisions of the last paragraph of Section 1003.”

Section 505.                      Section 1009 of the Original Indenture.

Subparagraph (1) of Section 1009 of the Original Indenture shall not apply to the Floating Rate Notes or the Fixed Rate Notes. Subparagraph (1) of Section 1009 of the Original Indenture is hereby amended in its entirety with respect to the Floating Rate Notes and Fixed Rate Notes to state:

“the Company has irrevocably deposited or caused to be irrevocably deposited (in each case except as provided in Section 402(c) hereof and the last paragraph of Section 1003 hereof) with the Trustee (specifying that each deposit is pursuant to this Section 1009) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, an amount of (i) money or (ii) U.S. Government Obligations or a combination of money and U.S. Government Obligations, in each case sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which the Trustee shall be instructed to apply to pay and discharge, the principal of and each installment of principal and interest, if any, on the Notes on the Stated Maturity of such principal or to and including the Redemption Date irrevocably designated by the Company pursuant to subparagraph (4) of this Section 1009; provided, however, that (A) all money and U.S. Government Obligations deposited pursuant to this Section 1009 shall be denominated in U.S. Dollars; and (B) U.S. Government Obligations shall be valued at the amount of money that they will provide through the payment of principal and interest in respect thereof in accordance with their terms no later than one day prior to the Stated Maturity or such Redemption Date and shall not contain provisions permitting the redemption or other prepayment at the option of the issuer thereof prior to the Stated Maturity;”

ARTICLE 6

Miscellaneous

Section 601.                      Execution as Supplemental Indenture.

This Fifteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Fifteenth Supplemental Indenture forms a part thereof.

Section 602.                      Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Fifteenth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 603.                      Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 604.                      Successors and Assigns.

All covenants and agreements by the Company in this Fifteenth Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 605.                      Separability Clause.

In case any provision in this Fifteenth Supplemental Indenture or in the Floating Rate Notes or the Fixed Rate Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 606.                      Benefits of Fifteenth Supplemental Indenture.

Nothing in this Fifteenth Supplemental Indenture or in the Floating Rate Notes or the Fixed Rate Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Fifteenth Supplemental Indenture.

Section 607.                      Trustee.

The Trustee shall have no responsibility for the recitals contained in this Fifteenth Supplemental Indenture, all of which shall be taken as the statements of the Company, or for the validity or sufficiency of this Fifteenth Supplemental Indenture. In acting hereunder, the Trustee shall have the rights, protections and immunities granted to it under the Original Indenture.

Section 608.                      Governing Law.

This Fifteenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 609.                      Execution and Counterparts.

This Fifteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 610.                      Liability of Trustees and Shareholders.

The Declaration of Trust of the Company provides that no shareholder of the Company shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the trustees of the Company or by any officer, agent or representative elected or appointed by the trustees and no such contract, obligation or undertaking shall be enforceable against the trustees or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the trustees as such, and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

Section 611.                      Certain Tax Matters.

The Trustee shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment thereunder or to pay any additional amount as a result of such FATCA Withholding Tax. The Company hereby covenants with the Trustee that it will provide the Trustee with sufficient information so as to enable the determination of whether any payments pursuant to this Fifteenth Supplemental Indenture are subject to the withholding requirements described in Section 1471(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“FATCA Withholding Tax”).

Section 612.                      Economic Sanctions.

(a)               The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”);

(b)               The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will directly or indirectly use any payments made pursuant to this Fifteenth Supplemental Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Supplemental Indenture to be duly executed, all as of the day and year first above written.

EVERSOURCE ENERGY

By:	/s/ Emilie G. O’Neil
Emilie G. O’Neil
Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N. A.,
as Trustee

By:	/s/ Michele R. Shrum
Michele R. Shrum
Vice President

Exhibit A

[Form of Face of Global Security]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Eversource Energy or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EVERSOURCE ENERGY

SENIOR NOTES, SERIES T, DUE 2023

CUSIP NO. 30040W AM0	$350,000,000

No. 1

EVERSOURCE ENERGY, a voluntary association duly organized and existing under the laws of the Commonwealth of Massachusetts (the “Company”, which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Fifty Million Dollars ($350,000,000) on August 15, 2023 (the “Final Maturity”), and to pay interest thereon from August 13, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2021, at the rate equal to Compounded SOFR plus 0.25% per annum (the “Margin”), until the principal hereof is paid or made available for payment and, subject to the terms of the Indenture, at the same rate on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest.

(a)       Determining the Floating Rate. The record date for interest payable on any Floating Rate Interest Payment Date shall be the close of business on (i) the business day immediately preceding such Floating Rate Interest Payment Date so long as all of the Floating Rate Notes remain in book-entry only form or (ii) the fifteenth calendar day immediately preceding such Floating Rate Interest Payment Date if any of the Floating Rate Notes do not remain in book-entry only form. Interest on the Floating Rate Notes will accrue from and including August 13, 2021 to, but excluding, the first Floating Rate Interest Payment Date. Starting on the first Floating Rate Interest Payment Date, interest on the Floating Rate Notes will accrue from and including the last Floating Rate Interest Payment Date to which the Company has paid, or duly provided for the payment of, interest on the Floating Rate Notes to, but excluding, the next succeeding Floating Rate Interest Payment Date. No interest will accrue on the Floating Rate Notes for the day that the Floating Rate Notes mature. The amount of interest payable for any interest period will be computed on the basis of a 360-day year and the actual number of days in the interest period.

If any Floating Rate Interest Payment Date falls on a day that is not a business day, the Company will make the interest payment on the next succeeding business day unless that business day is in the next succeeding calendar month, in which case (other than in the case of the maturity date) the Company will make the interest payment on the immediately preceding business day. If an interest payment is made on the next succeeding business day, no interest will accrue as a result of the delay in payment. If the maturity date of the Floating Rate Notes falls on a day that is not a business day, the payment due on such date will be postponed to the next succeeding business day, and no further interest will accrue in respect of such postponement.

On each Interest Payment Determination Date relating to the applicable Floating Rate Interest Payment Date, the Calculation Agent will calculate the amount of accrued interest payable on the Floating Rate Notes by multiplying (i) the outstanding principal amount of the Floating Rate Notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360. In no event will the interest rate on the Floating Rate Notes be less than zero.

Notwithstanding anything to the contrary in any transaction documents relating to the Floating Rate Notes, if the Company (or its Designee) determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement and the Margin.

Absent wilful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each interest period by the Calculation Agent, or in certain circumstances, by the Company (or its Designee) will be final and binding on the Company, the Trustee, and the Holders of the Floating Rate Notes.

None of the Trustee, paying agent, registrar or Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations made by the Company (or its Designee) and will have no liability for such actions taken at the direction of the Company (or its Designee).

None of the Trustee, Paying Agent, Security Registrar or Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties described in the Indenture as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information contemplated by the Indenture and reasonably required for the performance of such duties.

(b)       SOFR Index Unavailable Provisions. If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website, initially located at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this Section 310(c), references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

(c)       Effect of Benchmark Transition Event.

(i)	Benchmark Replacement. If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates.

(ii)	Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii)	Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to the benchmark replacement provision described in this subsection “Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in any transaction documents relating to the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.”

For purposes of this Security, except as otherwise expressly provided or unless the context otherwise requires, the following terms have the following meanings:

“Benchmark” means, initially, Compounded SOFR, as such term is defined herein; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3) the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated Floating Rate Notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)   the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated Floating Rate Notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin and the Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Floating Rate Notes.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “interest period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of the Floating Rate Notes, in each case that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary or practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means a banking institution or trust company appointed by the Company to act as calculation agent, initially The Bank of New York Mellon Trust Company, N.A.

“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value two U.S. Government Securities Business Days before the date of original issuance;

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Floating Rate Interest Payment Date (or, in the final interest period, relating to the maturity date); and

“dc” is the number of calendar days in the relevant Observation Period.

“Interest Payment Determination Date” means the date that is two U.S. Government Securities Business Days before each Floating Rate Interest Payment Date.

“interest period” means (i) the period commencing on any Floating Rate Interest Payment Date (or, with respect to the initial interest period only, commencing on the date of original issuance) to, but excluding, the next succeeding Floating Rate Interest Payment Date or, (ii) in the case of the last such period, the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date to, but excluding, the maturity date

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means, in respect of each interest period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date that is two U.S. Government Securities Business Days preceding the Floating Rate Interest Payment Date for such interest period (or in the final interest period, preceding the maturity date).

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)	the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S.

(2)	Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(3)	if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” provisions described below.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose at the Corporate Trust Office of the Trustee in Pittsburgh, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

This Security has initially been issued in the form of a Global Security, and the Company has initially designated The Depository Trust Company, New York, New York (the “Depositary,” which term shall include any successor depositary), as the Depositary for this Security. For as long as this Security or any portion hereof is issued in such form, and notwithstanding the previous paragraph, all payments of interest, principal and other amounts in respect of this Security or portion thereof shall be made to the Depositary or its nominee in accordance with its applicable policies and procedures, in the coin or currency specified above and as further provided on the reverse hereof.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Form of Reverse of Global Security]

EVERSOURCE ENERGY

SENIOR NOTES, SERIES T, DUE 2023

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 1, 2002, as amended and supplemented from time to time and as supplemented by the Fifteenth Supplemental Indenture dated as of August 1, 2021 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor trustee to The Bank of New York), as Trustee (herein called the “Trustee,” which term includes any successor trustee under Indenture), as to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $350,000,000. The provisions of this Security, together with the provisions of the Indenture, shall govern the rights, obligations, duties and immunities of the Holder, the Company and the Trustee with respect to this Security, provided that, if any provision of this Security conflicts with any provision of the Indenture, the provision of this Security shall be controlling to the fullest extent permitted under the Indenture.

The Securities of this series are not subject to redemption prior to their maturity.

The Securities of this series will not be subject to any sinking fund.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee an Officers’ Certificate providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of the series of which this Security is a part. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of the series of which this Security is a part are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

For so long as this Security is issued in the form of a Global Security, neither the Company nor the Trustee will have any responsibility with respect to the policies and procedures of the Depositary or for any notices or other communications among the Depositary, its direct and indirect participants or the beneficial owners of this Security.

Neither the failure to give any notice nor any defect in any notice given to the Holder of this Security or any other Security of this series will affect the sufficiency of any notice given to any other Holder of any Securities of this series.

The Indenture provides that the Company, at its option (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal of and premium, if any and interest, if any, on the Securities on the dates such payments are due in accordance with the terms of such Securities, and certain other conditions are satisfied.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any trustee, incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Declaration of Trust of the Company provides that no shareholder of the Company shall be held to any liability whatsoever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the trustees of the Company or by any officer, agent or representative elected or appointed by the trustees and no such contract, obligation or undertaking shall be enforceable against the trustees or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the trustees as such, and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[The remainder of this page left blank intentionally.]

IN WITNESS WHEREOF, Eversource Energy has caused this instrument to be duly executed.

EVERSOURCE ENERGY

By:
Emilie G. O’Neil
Assistant Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated: August ___, 2021

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

EXHIBIT B

[Form of Face of Global Security]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Eversource Energy or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EVERSOURCE ENERGY

SENIOR NOTES, SERIES U, DUE 2026

CUSIP NO. 30040W AN8	$300,000,000

No. 1

EVERSOURCE ENERGY, a voluntary association duly organized and existing under the laws of the Commonwealth of Massachusetts (the “Company”, which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000) on August 15, 2026 (the “Final Maturity”), and to pay interest thereon from August 13, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2021, at the rate of 1.40% per annum, until the principal hereof is paid or made available for payment and, subject to the terms of the Indenture, at the same rate on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest.

The amount of interest payable for any period other than a complete interest payment period will be computed on the basis of a 360-day year consisting of twelve thirty day months and, for any period shorter than a full month, on the basis of the actual number of days elapsed in such period. In any case where any Interest Payment Date, the Stated Maturity or Redemption Date is not a Business Day, then payment of principal and interest, if any, or principal and premium, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. A “Business Day” shall mean any day, except a Saturday, a Sunday or a legal holiday in New York, New York or in Pittsburgh, Pennsylvania on which banking institutions are authorized or required by law, regulation or executive order to close.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be (1) the Business Day next preceding such Interest Payment Date if this Security remains in book-entry only form or (2) the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date if this Security does not remain in book-entry only form. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose at the Corporate Trust Office of the Trustee in Pittsburgh, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

This Security has initially been issued in the form of a Global Security, and the Company has initially designated The Depository Trust Company, New York, New York (the “Depositary,” which term shall include any successor depositary), as the Depositary for this Security. For as long as this Security or any portion hereof is issued in such form, and notwithstanding the previous paragraph, all payments of interest, principal and other amounts in respect of this Security or portion thereof shall be made to the Depositary or its nominee in accordance with its applicable policies and procedures, in the coin or currency specified above and as further provided on the reverse hereof.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Form of Reverse of Global Security]

EVERSOURCE ENERGY

SENIOR NOTES, SERIES U, DUE 2026

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 1, 2002, as amended and supplemented from time to time and as supplemented by the Fifteenth Supplemental Indenture dated as of August 1, 2021 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor trustee to The Bank of New York), as Trustee (herein called the “Trustee,” which term includes any successor trustee under Indenture), as to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000. The provisions of this Security, together with the provisions of the Indenture, shall govern the rights, obligations, duties and immunities of the Holder, the Company and the Trustee with respect to this Security, provided that, if any provision of this Security conflicts with any provision of the Indenture, the provision of this Security shall be controlling to the fullest extent permitted under the Indenture.

The Securities of this series are subject to redemption upon not less than thirty (30) or more than sixty (60) days’ notice by mail to the Holders of such securities at their addresses in the Security Register, at the option of the Company, in whole or in part, from time to time. If the Company elects to redeem the Securities, it will do so at a Redemption Price set forth in Section 502 of the Fifteenth Supplemental Indenture between the Company and the Trustee, dated August 1, 2021, which established the terms of the Securities.

Except as otherwise provided in the Indenture, if notice has been given as provided in the Indenture and funds for the redemption of any Securities (or any portion thereof) called for redemption shall have been made available on the Redemption Date referred to in such notice, such Securities (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities of this series will not be subject to any sinking fund.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee an Officers’ Certificate providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of the series of which this Security is a part. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of the series of which this Security is a part are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

For so long as this Security is issued in the form of a Global Security, neither the Company nor the Trustee will have any responsibility with respect to the policies and procedures of the Depositary or for any notices or other communications among the Depositary, its direct and indirect participants or the beneficial owners of this Security.

Neither the failure to give any notice nor any defect in any notice given to the Holder of this Security or any other Security of this series will affect the sufficiency of any notice given to any other Holder of any Securities of this series.

The Indenture provides that the Company, at its option (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal of and premium, if any and interest, if any, on the Securities on the dates such payments are due in accordance with the terms of such Securities, and certain other conditions are satisfied.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any trustee, incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Declaration of Trust of the Company provides that no shareholder of the Company shall be held to any liability whatsoever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the trustees of the Company or by any officer, agent or representative elected or appointed by the trustees and no such contract, obligation or undertaking shall be enforceable against the trustees or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the trustees as such, and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[The remainder of this page left blank intentionally.]

IN WITNESS WHEREOF, Eversource Energy has caused this instrument to be duly executed.

EVERSOURCE ENERGY

By:
Emilie G. O’Neil
Assistant Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated: August ___, 2021

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory